EXHIBIT 99.1

FV CORPORATION AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Contents

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Consolidated Balance Sheets as of March 31, 2017 (unaudited), December 31, 2016 and 2015	F-3

Consolidated Statements of Operations for the three months ended March 31, 2017 and 2016 (unaudited) and for the years ended December 31, 2016 and 2015	F-4

Consolidated Statement of Changes in Stockholders’ Deficit for the three months ended March 31, 2017 and the years ended December 31, 2016 and 2015	F-5

Consolidated Statements of Cash Flows for the three months ended March 31, 2017 and 2016 and for the years ended December 31, 2016 and 2015	F-6

Notes to Consolidated Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

FV Corporation

We have audited the accompanying consolidated balance sheets of FV Corporation (the "Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of their operations, changes in stockholders’ deficit and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California June 26, 2017

F-2

FV CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	December 31,
	2017	2016	2015
	(Unaudited)
ASSETS
Current Assets	$-	$-	$-
Other Assets
Intangible Assets, net of amortization	47,924	49,280	-
TOTAL ASSETS	$47,924	$49,280	$-

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accrued compensation	$671,607	$671,607	$671,607
Accrued payroll taxes	57,340	57,340	57,340
Accrued expenses	34,369	53,984	18,130
Accrued interest	48,331	49,370	34,159
Accrued Purchase of Intangible -Current Portion	9,775	8,887	-
Notes payable- related party	121,917	79,384	60,000
Notes payable	36,000	36,000	36,000
Total Current Liabilities	979,339	956,572	877,236

Long Term Liabilities
Accrued Purchase of Intangible -Long Term Portion	35,591	45,367	-
TOTAL LIABILITIES	1,014,930	1,001,939	877,236

STOCKHOLDERS' DEFICIT
Common stock, no par value, 200,000,000 shares authorized, 44,351,250, 44,351,250 and 42,846,250 shares issued and outstanding at March 31, 2017, December 31, 2016 and 2015, respectively	50,000	50,000	50,000
Accumulated deficit	(1,017,006)	(1,002,659)	(927,236)
Total Stockholders' Deficit	(967,006)	(952,659)	(877,236)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$47,924	$49,280	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FV CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	March 31,		December 31,
	2017	2016	2016	2015
	(unaudited)	(unaudited)

Revenue	$-	$-	$-	$-

Operating Expenses
General and administrative	8,606	9,085	55,239	14,660
Amortization of intangibles	1,356	904	4,973	-
Total Operating Expenes	9,962	9,989	60,212	14,660

Operating Loss	(9,962)	(9,989)	(60,212)	(14,660)

Other Expenses
Interest expense	4,385	3,358	15,211	9,600
Total Other Expenses	4,385	3,358	15,211	9,600

Net Loss	$(14,347)	$(13,347)	$(75,423)	$(24,260)

Net Loss Attributable to
Equity Holders of the Company	$(14,347)	$(13,347)	$(75,423)	$(23,780)
Non- controlling interest in subsidiary	$-	$-	$-	$(480)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Shares used in computing basic and diluted net loss per share	44,351,250	44,304,072	44,304,201	37,954,583

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FV CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Accumulated
				Common Stock		Deficit	Total
			Due from Shareholders	Net of Due From Shareholders for		FV Corporation	FV Corporation	Non-controlling	Total
	Common Stock		for Common	Common Stock		Equity	Stockholders'	Interest in	Stockholders'
	Shares	Amount	Stock	Shares	Amount	Holders	Deficit	Subsidiary	Deficit

Balance-December 31, 2014	35,746,250	51,846	(1,846)	35,746,250	50,000	(899,901)	(849,901)	(3,075)	(852,976)

Issuance of common stock
for purchases and services	6,100,000	317	(317)	6,100,000	-	-	-	-	-

Issuance of common stock
for purchase of non-controlling
interest in subsidiary	1,000,000	50	(50)	1,000,000	-	(3,555)	(3,555)	3,555	-

Net loss						(23,780)	(23,780)	(480)	(24,260)

Balance-December 31, 2015	42,846,250	$52,213	$(2,213)	42,846,250	$50,000	$(927,236)	$(877,236)	$-	$(877,236)

Issuance of common stock
for purchases and services	1,405,000	70	(70)	1,405,000	-	-	-	-	-

Issuance of common stock in
connection with intangible purchase	100,000	5	(5)	100,000	-	-	-	-	-

Net loss						(75,423)	(75,423)	-	(75,423)

Balance-December 31, 2016	44,351,250	$52,288	$(2,288)	44,351,250	$50,000	$(1,002,659)	$(952,659)	$-	$(952,659)

Net loss						(14,347)	(14,347)	-	(14,347)

Balance-March 31, 2017 (unaudited)	44,351,250	$52,288	$(2,288)	44,351,250	$50,000	$(1,017,006)	$(967,006)	$-	$(967,006)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FV CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended		Years Ended
	March 31,		December 31,
	2017	2016	2016	2015
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss	$(14,347)	$(13,347)	$(75,423)	$(24,260)

Adjustments to reconcile net loss to net cash provided by (used in) operations:
Amortization of intangible	1,356	904	4,973	-
Imputed interest on deferred intangible purchase price	1,182	951	5,039	-
Changes to operating assets and liabilities
Accrued expenses	(19,615)	6,585	35,854	15,095
Interest Payable	(2,222)	2,407	10,173	9,600
Total Adjustments to reconcile net loss to net cash provided by (used in) operations:	(19,299)	10,847	56,039	24,695
Net Cash Provided by (Used in) Operating Activities	(33,646)	(2,500)	(19,384)	435

Financing Activities
Proceeds from notes payable -related party	42,533	2,500	19,384	-
Payments on accrued purchase of intangible	(8,887)	-	-	-
Net Cash Provided by Financing Activities	33,646	2,500	19,384	-

Net Increase in Cash	-	-	-	435
Cash (Overdraft)- Beginning of Year	-	-	-	(435)
Cash (Overdraft)- End of Year	$-	$-	$-	$-

Non- cash Investing and Financing Activities
Acquisition of intangible for payable	$-	54,254	$54,254	-
Issuance of stock for acquisition of non- controlling interest in subsidiary	-	-	-	50
Issuance of stock for acquisition of intangible	-	5	5	-
Issuance of stock for shareholder receivable	-	70	70	317
Total Non- cash Investing and Financing Activities	$-	$54,329	$54,329	$367

Supplemental Disclosures of Cash Payments Made for:
Interest	$-	$-	$-	$-
Taxes	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FV CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

AND THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016 (UNAUDITED)

Note 1: Organization and Basis of Presentation

The accompanying consolidated financial statements include the accounts of FV Corporation, a South Carolina corporation, incorporated in South Carolina on January 7, 2013 and its subsidiary, APPS FC, LLC (collectively the "Company"). The Company’s primary purpose is business development related activities and does not currently generate income.

Note 2: Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements represent the consolidated financial position and results of operations of the Company and its subsidiary as follows:

Company	Percentage Owned	Parent

APPS FC, LLC	100%	FV Corporation

In 2013 the Company entered into a joint venture in APPS FC, LLC, a South Carolina limited liability corporation, with Atimi Software, Inc. (“Atimi”) wherein the Company owned 60% and Atimi owned 40% of the limited liability corporation. On October 23, 2015, the Company acquired Atimi’s 40% interest in APPS FC, LLC for one million shares of the Company’s common stock.

The results of operations for APPS FC have been included in the Company’s consolidated results since August 25, 2013 (inception) when the Company had a 60% interest in the subsidiary with the 40% non-controlling interest recognized separately. On October 23, 2015, the Company acquired the 40% non-controlling interest. All intercompany transactions and balances have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates made in connection with the accompanying consolidated financial statements include the valuation of the share exchange for 40% of the share capital of APPS FC and the value of shares of common stock issued for services.

Financial Instruments

Financial instruments consist primarily of cash, cash equivalents, accounts receivable, advances to affiliates and obligations under accounts payable, accrued expenses and notes payable. The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable, accrued expenses, long term loans, and notes payable approximate fair value because of the short maturity of those instruments.

Cash and Cash Equivalents

This includes all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash was $0, $0 and $0 at March 31, 2017, December 31, 2016 and 2015 respectively, and the Company had no cash equivalents for periods ended March 31, 2017, December 31, 2016 and 2015.

F-7

Accounts Receivable

The Company will grant credit to customers under credit terms that it believes are customary in the industry and do not require collateral to support customer receivables. This allowance is maintained at a level which the Company believes is sufficient to cover potential credit losses and receivables are only written off to bad debt expense as uncollectible after all reasonable collection efforts have been made.

Revenue Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost. The Company intends to follow ASC 605, Revenue Recognition recognizing revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance would be provided for those deferred tax assets for which if it is more likely than not that the related benefit will not be realized.

Net Loss Per Share

Basic and diluted net loss per share is computed using the weighted average number of common shares outstanding during the period except that it does not include unvested restricted stock subject to cancellation. Diluted net loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of warrants, restricted shares and convertible preferred stock. The dilutive effect of outstanding restricted shares and warrants is reflected in diluted earnings per share by application of the treasury stock method.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements issued by the FASB or other standard setting bodies are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 606. ASU 606 provides guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires us to recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The original effective date of the guidance would have required us to adopt at the beginning of our first quarter of fiscal 2017; however, the FASB approved an optional one-year deferral of the effective date. Additionally, the new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The new guidance may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09) , which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its consolidated financial statements and has not yet determined the method by which it will adopt the standard beginning January 1, 2017.

F-8

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (I'opic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period.

In January 2015, the FASB issued Accounting Standards Update No. 2015-0 l ,Income Statement -Extraordinary and Unusual items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (ASU 2015- 01). The amendment eliminates from U.S. GAAP the concept of extraordinary items. This guidance is effective for the Company in the first quarter of fiscal 2017. Early adoption is permitted and allows the Company to apply the amendment prospectively or retrospectively. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

In February, 2015, the FASB issued ASU No. 2015-02, Consolidation (I'opic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning December 15, 2015. The adoption of ASU 2015-02 is not expected to have a material effect on the Company's consolidated financial statements. Early adoption is permitted.

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. ASU 2016-02 is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those fiscal years. The guidance may be adopted prospectively or retrospectively and early adoption is permitted. The Company is currently assessing the impact the adoption of ASU 2016-02 will have on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 3: Liquidity and Going Concern

The Company had a net loss of $14,347, $13,347, $75,423 and $24,260 for the three months ended March 31, 2017 and 2016 and for the years ended December 31, 2016 and 2015, respectively. The Company had no cash as of March 31, 2017. Management believes the Company's potential sources of cash in the next year will be through the issuance of debt or equity or through a merger or acquisition transaction which will provide the Company with sufficient liquidity for the next 12 months. (See Note 11 concerning the February 5, 2016 agreement for the Company to be acquired by Sputnik Enterprises, Inc. (“SPNI”))

While the Company believes that the issuance of debt or equity or a merger or acquisition transaction will be sufficient to finance its operations for the next twelve months, there can be no assurance that this will occur or that the Company will generate profitability or positive operating cash flows in the near future. To the extent that the Company cannot achieve profitability or positive operating cash flows or raise funds through financings from the issuance of debt or equity or other transactions, the Company’s business will be materially and adversely affected. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments to the carrying amounts of its assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

F-9

Note 4: Intangible asset

On January 27, 2016 the Company acquired the domain name digitalfc.com. The purchase price of £50,000 (approximately $72,000) is payable in 5 annual instalments of £10,000 commencing on January 27, 2017, which was paid in accordance with terms of the agreement. Additionally 100,000 shares of common stock in the Company were issued to the sellers. The Company has imputed interest based on an interest rate of 10% and recorded the net present value of the future payments as the value of the asset acquired or $54,254. The Company intends to rebrand its digital group from APPS FC to Digital FC. The Company estimates its useful life to be ten years. Amortization expense of $1,356, $904, $4, 973 and $0 was recorded for the three months ended March 31, 2017 and 2016 and for the years ended December 31, 2016 and 2015, respectively.

Note 5: Accrued compensation and accrued payroll taxes

Accrued compensation relates to both executive salary and board compensation for services during 2013 for the Company’s Chairman, Ron Konersmann ($204,166); for the Company’s former Chief Financial Officer ($147,916); and for the Company’s former Chief Executive Officer ($171,875). Accrued compensation also includes compensation for two former employees ($107,025 and $40,625). Accrued payroll taxes relate to these accrued compensation amounts. These amounts were per Employment Term Sheets executed in 2012 and 2013 and terminated in 2013. The Company intends to repay these obligations in full after the acquisition of the Company by Sputnik Enterprises, Inc. is completed (see Note 11).

Note 6: Notes Payable

The Company has notes payable to various individuals and Sport Venture Group, LLC which amount to $157,917 at March 31, 2017, $115,384 at December 31, 2016 and $96,000 at December 31, 2015. The details are as follows:

	March 31,	December 31,	December 31,
	2017	2016	2015
8 Notes issued in 2013	$86,000	$86,000	$86,000
4 Notes issued in 2014	10,000	10,000	10,000
3 Notes issued in 2016	19,384	19,384	-
4 Notes issued in 2017	42,533	-	-
	$157,917	$115,384	$96,000

11 Notes issued to related parties	$121,917	$79,384	$60,000
4 Notes issued to non-related parties	36,000	36,000	36,000
	$157,917	$115,384	$96,000

For the notes issued in 2013, all had minimum interest between $500 and $5,000 accruing from date of note to maturity. After maturity, interest accrued at 10% per annum. Seven of these notes for $61,000 matured in 2013 and one for $25,000 matured in 2014. Of the notes payable issued in 2013, $56,000 were issued to related parties, $41,000 to the Company’s former Chief Financial Officer; $10,000 to a family member of the Company’s Chairman, Ron Konersmann and $5,000 to a company affiliated with one of the Company’s outside directors, Joseph Land.

For the notes issued in 2014, one note payable for $5,000 had minimum interest of $500 until maturity and 10% per annum accruing thereafter. This note matured in 2014. All other notes issued in 2014 accrued interest at 10% per annum and matured in 2015. 100,000 shares of stock were issued to the holders of the notes payable issued in 2014. Of the notes issued in 2014, $4,000 was issued to related parties: $2,500 was issued to a family member of the Company’s Chairman and $1,500 to John Voytko. The Company contracted for Chief Financial Officer Services from John Voytko, Inc. beginning late in 2013.

For the notes payable issued in 2016 one was for $2,500 to John Voytko and the note accrued interest of 10% per annum. This note matured in March 12, 2017. The other two for notes issued in 2016 were for $5,000 and $11,883.75 to Sport Venture Group, LLC (a related party), accrued interest at 10% per annum and matured on May 27, 2017 and December 9, 2017, respectively.

For the notes payable issued in 2017, all four notes were issued to Sports Venture Group, LLC, and the notes accrued interest of 10% per annum. These notes mature in 2018.

Except for the notes payable to Sport Venture Group, LLC, these notes payable are unsecured notes. For the notes payable to Sport Venture Group, LLC, the assets of the Company secure these notes, second to any credit facility entered into by the Company.

F-10

No interest or principal payments have been made on these notes to date. No collection efforts have been initiated by the note holders to date. The Company intends to repay these obligations in full after the acquisition of the Company by Sputnik Enterprises, Inc. is completed.

Note 7: Equity

During the three months ended March 31, 2017 and for the years ended December 31, 2016 and 2015, the Company issued shares of common stock as follows:

Shares issued for:	For the Three Months Ended March 31,	For the Year ended December 31,
	2017	2016	2015
Purchases by related parties	$-	$-	$3,750,000
Purchases by non-related parties	-	-	100,000
Issuance of common stock in connection with notes payable issuance	-	25,000	-
Issued in connection with consulting arrangements	-	1,130,000	1,750,000
Issued for Board of Directors services	-	250,000	500,000
	-	1,405,000	6,100,000
Issued in connection with acquisition of intangible	-	100,000	-
Issued in exchange for non-controlling interest in subsidiary	-	-	1,000,000
	$-	$1,505,000	$7,100,000

All shares of common stock were purchased for $.00005 except for 250,000 shares issued to one of the Board of Directors in 2015 which were issued for $.0001 per share. The Company considers both of these purchase prices to be interchangeable and de minimis, reflective of the current value of the Company. The Company has no revenue, no customers or customer contracts; the Company has only losses to date. The only corporate activities are focused on creating potential future value, not creating any current value.

None of these amounts were paid in cash and are reflected in Due from shareholders for common stock in the Consolidated Statement of Changes in Stockholders’ Deficit.

All shares of common stock were valued at the purchase price, including the shares of common stock issued in connection with consulting arrangements, in exchange for the non-controlling interest in the subsidiary and in connection with the acquisition of intangible . The consulting arrangements were non- specific on timing of services, scope of services and milestones required by service providers and no value was determinable. These shares of common stock for services were issued for the same prices as (1) the shares of common stock that were purchased by related and non- related parties but not requiring any services in exchange,(2) those purchased in connection with issuance of notes payable and (3) those shares purchased in connection with the acquisition of the intangible asset. The value of the shares of common stock issued for non-controlling interest in the subsidiary was deemed to be the nominal purchase price of the shares of common stock, as both the Company and the subsidiary acquired have no assets, no revenue, no customers or customer contracts and have only losses to date. The shares issued in connection with the five year stream of cash payments for the acquisition of the intangible (see Footnote 4) was deemed to be the nominal purchase price of the shares of common stock, as the value for the intangible was deemed to be covered by the five year stream of cash payments.

Note 8: Related Party Transactions

Transactions with the Company’s Chief Financial Officer: The Company contracted for Chief Financial Officer Services from John Voytko, Inc. (“Voytko”) beginning in 2013. In 2013Voytko’s services billed to the Company were $3,000 and in 2015 were $4,500. $7,500 is included in accrued expenses as of December 31, 2015 and as of December 31, 2016. In 2014 and 2016 Voytko provided loans of $1,500 and $2,500, respectively to FV Corporation, which notes payable accrue interest at 10% per annum. In addition Voytko and a family member have purchased 1,290,000 shares of common stock of FV Corporation at $.00005. Neither the notes payable nor the interest related to the notes payable has been repaid to date.

In 2016, Voytko purchased 25,000 shares of common stock for $.00005 per share. These shares were issued in connected with the note payable issued in 2016.

F-11

Notes payable transactions: Of the notes payable issued in 2013, $56,000 were issued to related parties, $41,000 to the Company’s former Chief Financial Officer; $10,000 to a family member of the Company’s Chairman, Ron Konersmann and $5,000 to a company affiliated with one of the Company’s outside directors, Joseph Land.

Of the notes issued in 2014, $4,000 was issued to related parties: $2,500 was issued to a family member of the Company’s Chairman and $1,500 to Voytko.

One note issued in 2016 for $2,500 was issued to Voytko. The other two notes issued in 2016 were notes issued for $5,000 and $11,883.75 to Sport Venture Group, LLC.

For the notes payable issued in 2017, all four notes were issued to Sports Venture Group, LLC

Sport Venture Group, LLC owns 59% of the common stock of the company and Ron Konersmann owns 3%. Mr. Konersmann holds voting and investment power over any pecuniary interests in shares of the Company held by Sport Venture Group, LLC.

All of the other related party note holders were shareholders of less than 5% of the common shares outstanding.

Equity transactions: In 2015, 3,750,000 shares were issued to related parties. 1,250,000 shares were issued to Anthony Gebbia, the CEO of Sputnik Enterprises, Inc.; 1,250,000 shares and 750,000 shares were issued to Peter Grieve and other executives of Windy River Group LLC; and 500,000 shares were issued to a management employee of Sport Venture Group, LLC. Peter Grieve is the owner/manager of Windy River Group, LLC. Mr. Grieve holds voting and investment power over any pecuniary interests in shares of the Company held by Windy River Group, LLC.

Transactions with Sputnik Enterprises, Inc.: In 2015, the CEO of Sputnik Enterprises, Inc (“SPNI”), purchased 1,250,000 shares of common stock for $.00005 per share. SPNI and the Company have signed an agreement whereby SPNI will acquire all the stock of the Company when certain conditions are met. (See footnote 11: Definitive Agreement for Reverse Merger Transaction for further details.) In 2015, 500,000 shares of common stock were purchased for $.00005 per share by an executive of Sport Venture Group, LLC as part of his employment agreement with Sport Venture Group, LLC. In 2015, 2,000,000 shares of common stock were purchased by 3 executives with Windy River Group LLC. On September 30, 2015, Sport Venture Group, LLC and Windy River Group, LLC acquired 5,000 shares (2,500 shares each) of Convertible Preferred Stock of SPNI. If converted, this would represent 94.26% of the issued and outstanding common stock of the Company. On January 15, 2016, Peter Grieve purchased 50 shares of Convertible Preferred Stock of SPNI. Peter Grieve is the owner/manager of Windy River Group, LLC. Mr. Grieve holds voting and investment power over any pecuniary interests in shares of SPNI and the Company held by Windy River Group, LLC.

Note 9: Provision for Income Taxes

For the three months ended March 31, 2017 and 2016 and the years ended December 31, 2016 and 2015, the Company has incurred net losses and, therefore, has no current income tax liability. The net deferred tax asset generated by these losses is fully reserved as of March 31, 2017, December 31, 2016 and 2015, since it currently more likely than not that the benefit will not be realized in future periods. The Company has no differences between the carrying a mounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The provision for Federal income tax consists of the following:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2017	2016	2015	2014
	(unaudited)	(unaudited)
Current Income Tax Expense
Federal	$-	$-	$-	$-
State	-	-	-	-
Total	-	-	-	-

Deferred Income Tax Benefit
Federal	$4,878	$4,538	$25,644	$8,248
State	574	534	3,017	970
Total	5,452	5,072	7,105	9,219
Valuation Allowance	(5,452)	(5,072)	(7,105)	(9,219)
Total	$-	$-	$-	$-

F-12

The reconciliation of the statutory federal income tax expense (benefit) to the effective tax is as follows:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2017	2016	2015	2014
	(unaudited)	(unaudited)
Statutory rate- federal	34%	34%	34%	34%
State taxes, net of federal benefit	4%	4%	4%	4%
Income tax benefit	38%	38%	38%	38%
Less valuation reserve	-38%	-38%	-38%	-38%
Total	0%	0%	0%	0%

Deferred tax assets:
Loss carry forwards	$79,644	$74,192	$69,120	$40,459
Less valuation reserve	(79,644)	(74,192)	(69,120)	$(40,459)
Net deferred tax asset	$-	$-	$-	$-

The Company is required to file federal income tax returns and South Carolina state income tax returns. There are no uncertain tax positions at December 31, 2016. The Company has not undergone any tax examinations since inception and is therefore not subject to examination by any applicable tax authorities.

Note 10: Acquisition of Non-Controlling Interest in Subsidiary

In 2013 the Company entered into a joint venture in APPS FC, LLC, a South Carolina limited liability corporation, with Atimi Software, Inc. (“Atimi”) wherein the Company owned 60% and Atimi owned 40% of the limited liability corporation. On October 23, 2015, the Company acquired Atimi’s 40% interest in APPS FC, LLC.

In return for acquiring the remaining 40% of APPS FC, LLC, FV Corporation issued 1,000,000 shares of common stock to Atimi. The value of the shares of common stock issued for non- controlling interest in the subsidiary was deemed to be the nominal purchase price of the shares ($.00005 per share), as both the Company and the subsidiary have no assets, no revenue, no customers or customer contracts and have only losses to date.

Note 11: Definitive Agreement for Reverse Merger Transaction

An Agreement was made on February 5, 2016 between FV Corporation ("FV" or "Seller") and Sputnik Enterprises, Inc. ("SPNI" or "Buyer"). The Agreement provides that, subject to all the terms and conditions of this Agreement, at the Closing, FV agrees to receive from SPNI, and SPNI agrees to issue to the shareholders of the Seller (each, a "Shareholder") an aggregate of 45,170,085 shares of Common Stock ("SPNI Common Stock") and such number of shares of Series A Convertible Preferred Stock that convert into an additional 45,170,085 shares of Common Stock of SPNI ("SPNI Preferred Stock") (the SPNI Common Stock and the SPNI Preferred Stock collectively, the "Share Consideration") in exchange for the transfer of all of the issued and outstanding shares of the Common Stock of FV ("FV Shareholder's Shares") to SPNI. Each FV Shareholder's Share that is issued and outstanding immediately before the Closing shall entitle the holder thereof to receive one share of SPNI Common Stock and 0.0001 shares of SPNI Preferred Stock which equates to one share of common stock (together, the "Exchange Ratio"), such that when all shares of Common Stock and SPNI Preferred Stock have been issued under this Agreement and all shares Preferred Stock issued under this Agreement have been converted to common stock, an aggregate of 90,340,170 shares of SPNI Common Stock shall have been issued to FV's Shareholders under this Agreement. Notwithstanding the foregoing, prior to Closing, the parties shall adjust the number of FV Shareholder's Shares to be transferred to SPNI to such number of shares of FV Common Stock as is actually issued and outstanding as of the Closing Date and the aggregate number shares of SPNI Common Stock and SPNI Preferred Stock to be issued to the FV Shareholders shall be adjusted accordingly pursuant to the Exchange Ratio.

Closing of the Agreement is contingent upon a number of terms and conditions described in the Agreement, including FV securing shareholder approval as required under the laws of South Carolina and completion of an audit of FV Corporation. As of the date of this report, shareholder approval has been acquired by FV and the Company anticipates the closing before June 30, 2017.

F-13